                                                               Exhibit (n) (iii)

April 26, 2005

MetLife Investors Variable Life Account One
MetLife Investors Insurance Company
22 Corporate Plaza Drive
Newport Beach, CA 92660

Ladies and Gentlemen:

     I hereby consent to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 6 to the Registration Statement on Form N-6 for Class VL, issued through MetLife Investors Variable Life Account One (File No. 333-69522).

                                             Very truly yours,


                                             /s/ Richard C. Pearson
                                             -----------------------------------
                                             Richard C. Pearson, Esq.
                                             Executive Vice President, General
                                             Counsel and Secretary